Exhibit 10.26

June 30, 2008

ComVest Capital, LLC (“ComVest”)

One North Clematis, Suite 300

West Palm Beach, FL 33401

ClearPoint Business Resources, Inc. (“ClearPoint”)

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Re:	Debt Extension Agreement

Dear Sirs:

Reference is made to (a) the Promissory Note dated as of August 14, 2006 in the original principal amount of $450,000 issued by ClearPoint to Shareholders of Staffbridge, Inc. (“Lender”), as amended by that certain Amendment to Note dated December 31, 2007, which increased the original principal amount to $486,690 (the “Note”), and (b) the Revolving Credit and Term Loan Agreement to be entered into on or about the date hereof between ComVest and ClearPoint (the “Loan Agreement”).

On June 20, 2008, pursuant to the Loan Agreement, ComVest made certain loans to ClearPoint, the proceeds of which will be used in substantial part to repay certain existing indebtedness; and from time to time thereafter, ComVest may make certain additional loans to ClearPoint for the purpose of providing working capital to ClearPoint, which is expected to enhance ClearPoint’s financial capability and its ability to repay the Note.

In order to induce ComVest to make loans and other financial accommodations to ClearPoint thereunder, Lender hereby agrees, for the benefit of ComVest, ClearPoint and its subsidiaries, that, immediately upon receipt of $150,000 and any amounts due and payable for work performed as a contractor to ClearPoint by Lender on, or about June 30, 2008, the Note is hereby amended such that the due date thereunder for the payment of the entire principal balance of the Note (currently in the amount of $336,690) is extended to December 31, 2008.

Additionally, at such time that ClearPoint pays an additional sum of $150,000 and pays all then current obligations for work performed as a contractor to ClearPoint, Lender agrees to amend the Note such that the due date thereunder for the payment of the entire remaining principal balance of the Note will be June 30, 2009.

This agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Lender and the addressees hereof. This agreement may not be amended or modified, nor may any provision hereof be waived, without the prior written consent of the party to be charged therewith. This agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania.

[SIGNATURES ON FOLLOWING PAGE]

Very truly yours,

SHAREHOLDER OF STAFFBRIDGE, INC.

By:
Name:
Title:

SHAREHOLDER OF STAFFBRIDGE, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO DEBT EXTENSION AGREEMENT]